Exhibit 99.(c)(3)

PROJECT EDGE DRAFT CONFIDENTIAL Presentation to the Negotiation Committee January 2007 SUBJECT TO FURTHER REVIEW AND EVALUATION THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.

1 CONFIDENTIAL DRAFT Table of Contents 1. Situation Overview 2. Review of Management Group Proposal 3. Valuation Analysis 4. Review of Selected Alternatives Appendix

CONFIDENTIAL 2 1. Situation Overview

3 CONFIDENTIAL DRAFT Chronology of Select Events Sept. 22, 2006 Management-led bid (with support of Sterling Capital and Citicorp Private Equity) (the “Management Group”) of $8.00 per share presented to the Board and publicly disclosed (the “Proposal”) Late September The Negotiation Committee approaches CS and Houlihan Lokey to assist it in evaluating the Proposal and the Company’s alternatives Sept. 27 – 28, 2006 CS initiated due diligence with a visit to the Company and meetings with select members of the Company’s management to review operations and financial projections Oct. 17, 2006 Buyer A verbally informed representatives of CS of the preliminary range of per share values at which it may have an interest in pursuing an acquisition of the Company based on review of a confidential information package Oct. 18, 2006 CS met with the Negotiation Committee to discuss its preliminary financial analysis October - December At the request of the Negotiation Committee, CS initiated a process to explore potential alternatives, including engaging in discussions and exchanging information with the Management Group and other potential buyers to explore a potential sale of the Company Nov, 14, 2006 Buyer B verbally informed representatives of CS of the preliminary range of per share values at which it may have an interest in pursuing an acquisition of the Company based on review of a confidential information package Dec. 15, 2006 The Negotiation Committee received initial indications from 6 potentially interested parties, including the Management Group, based on the parties’ diligence to date and meetings with the Company’s management Dec. 15 – Jan. 19 The Management Group, Buyer A and Buyer B pursue additional diligence to develop final proposals

4 CONFIDENTIAL DRAFT Summary of Buyer Contacts - Management Group: $8.00 – 09/22/06 - Buyer A: $8.25 - $8.75 – 10/17/06 - Buyer B: $8.50 - $9.50 – 11/14/06 - Buyer C: Declined – 12/01/06 - Buyer D: Declined – 12/11/06 - Buyer E: Declined – 12/15/06 - $8.00 per share - Indicated no interest at or near $8.00 per share - Would be interested in further exploring a transaction at a reduced valuation; further expressing potential interest in the low to mid $7 per share range due to recent operating performance and lack of visibility on 2007 results - No financing required - No interest at or close to $8.00 per share due to recent operating performance and lack of visibility on 2007 results - Would be interested in further exploring a transaction at a reduced valuation Potential Buyers Contacted 16(1) Financial 4 Strategic 12 Submitted Initial Indication 6 Current Proposals 3 (1) Note: 21 strategic buyers were contacted by the Company to explore potential interest in acquiring the Company in 2005. - Management Group: - Buyer A: - Buyer B:

5 CONFIDENTIAL DRAFT 9/22/04 1/21/05 5/20/05 9/20/05 1/19/06 5/19/06 9/18/06 1/18/07 $4 $6 $8 $10 $12 $14 $16 $18 Share Price 0 1,000 2,000 3,000 4,000 5,000 6,000 Volume in Thousands Volume Educate Inc. EDGE Stock Performance – IPO to Today Since September 2005, Edge’s stock price has declined and has experienced P/E multiple contraction as a result of recent lack of continued EPS growth. Source: FactSet. Note: Data reflects daily closing price and shares traded. 5.9% of public float traded on day of announcement. Date: 9/22/06 Price: $7.06 % CAGR: (19.9%) NTM EPS: $0.52 NTM P/E: 13.6x - Stock price has declined since September 2005, largely due to earnings volatility and uncertain operating outlook - Multiple contraction has occurred since IPO Observations Date: 9/22/04 IPO Price: $11.00 % CAGR: NA NTM EPS: $0.58 NTM P/E: 19.0x 9/25/06 Bid Disclosed: $8.00 Since IPO 52 Week High: $16.68 $13.47 Low: $5.06 $5.06 Current: $7.17 3Q06 Earnings Release Oct. 25 IBES Est: $0.12 Actual: ($0.01) Date: 9/22/05 Price: $13.72 % CAGR: 24.7% NTM EPS: $0.67 NTM P/E: 20.5x 4Q05 Earnings Release Oct. 25 IBES Est: $0.05 Actual: ($0.04)

6 CONFIDENTIAL DRAFT 9/22/04 1/21/05 5/24/05 9/23/05 1/23/06 5/25/06 9/22/06 40 60 80 100 120 140 160 Indexed Price Edge Center-Based Service Providers Educational Content NASDAQ Edge Relative Performance – IPO to Pre-Offer (9/22/06) Edge’s share price has underperformed its peers in the year prior to the Management Group bid on 9/22/06 after strong relative performance following the Company’s IPO. Relative Stock Price Performance (41.1%) 17.7% 25.3% (44.9%) Source: FactSet. Note: Center-Based Service Providers Composite includes ABC Learning, Bright Horizons and Weight Watchers. Publishers Composite includes McGraw Hill, Pearson, Reed Elsevier, School Specialty and Scholastic. Education Content Composite includes LeapFrog, Plato, Princeton Review and Renaissance Learning. (44.9%) Total Shareholder Return (53.1%) 3.4% (19.1%) 5.4% (8.2%) (25.5%) 36.7% 13.8% (24.1%) 37.8% 50.3% 50.7% IPO through September 2005 September 2005 through 9/22/06 Edge Educational Content Provider Index

CONFIDENTIAL

Wall Street Perspectives on Edge

DRAFT

Firm	Date	Analyst Recommendation	EPS Estimates CY06P	CY07E	CY08E	Target Price Pre-Bid	Post-Bid
Robert W. Baird	11/13/06	Neutral	$0.03	$0.30	–	$7.00	$8.00
Goldman Sachs	11/02/06	Hold	0.02	0.18	$0.33	NA	8.00
Stifel Nicolaus	11/02/06	Hold	0.02	0.30	–	NA	NA
ThinkEquity	11/02/06	Accumulate	0.07	0.27	0.36	8.00	8.00
		Mean	**$0.04**	**$0.26**	**$0.35**	**$7.50**	**$8.00**
		Median	**0.03**	**0.29**	**0.35**	**7.50**	**8.00**
		Management Plan	**($0.05)**	**$0.31**	**$0.48**	**NA**	**NA**
		% Variance to Street Median	***NA***	***9%***	***39%***	***NA***	***NA***

Source: Wall Street equity research, Bloomberg and FactSet

"Growth expected to resume. Edge is currently testing **a number of initiatives that are expected to drive growth in the learning centers in 2007, including a premium tutoring offering, homework help, and Sylvan Online.** Within the product segment, Educate has introduced a number of new SKUs and is now selling the products through a variety of distribution channels, including retailers such as Wal-Mart and Costco, which should help to fuel growth beginning in 2007."

Robert W. Baird – November 13, 2006

"We believe that **consumer spending pressures are also a contributing factor given the absolute high price of the company's programs, the reduced willingness of consumers to utilize third party financing alternatives and shorter length of stay**. . . Given the expected continuation of operating losses until the first half of 2007 and the uncertainty surrounding the strength of the seasonally important 1H07, we are maintaining our Hold rating."

Stifel Nicolaus – October 26, 2006

7

8 2. Review of Management Group Proposal CONFIDENTIAL

CONFIDENTIAL

Purchase Price Analysis

DRAFT

($ in millions, except per share figures)

Proposed Per Share Purchase Price		$8.00

Share Price Premium Analysis[1]

	Price	Premium
52-Week High Closing Price	$15.00	(46.7%)
52-Week Low Closing Price	5.69	40.6%
One Day Prior	$7.06	13.3%
One Week Prior	6.75	18.5%
4 Weeks Average	$6.70	19.5%
8 Weeks Average	6.53	22.6%
12 Weeks Average	6.71	19.3%
1 Year Average	9.48	(15.6%)
1 Month Prior	$6.73	18.9%
2 Months Prior	5.78	38.4%
3 Months Prior	7.66	4.4%
1 Year Prior	13.74	(41.8%)

Proposed Per Share Purchase Price	**$8.00**
Fully Diluted Shares[2]	45
Equity Value	$357
(–) Cash[3]	1
(+) Total Debt[3]	178
Enterprise Value	$535

	Data[4]	Multiple
Enterprise Value /		
2006P Revenue	$359	1.5x
2007E Revenue	409	1.3x
2008E Revenue	416	1.3x
2006P EBITDA	$25	21.3x
2007E EBITDA	50	10.7x
2008E EBITDA	60	8.8x
Consideration Per Share /		
2007E EPS – IBES	$0.26	30.5x
2008E EPS – IBES	0.35	23.2x
2007E EPS – Management Case	0.30	26.8x
2008E EPS – Management Case	0.48	16.6x

Source: Management estimates and IBES consensus estimates.

(1) Historical prices based from 9/22/06; premiums calculated relative to proposed share purchase price of $8.00.

(2) Reflects outstanding shares (43.1 million) and options (3.4 million) as of 12/31/06 calculated using the treasury method.

(3) Reflects cash and debt position as of 12/31/06.

(4) Management Group transaction represents 16.7x, 9.6x and 7.8x 2006P, 2007E and 2008E Adjusted EBITDA, respectively. Adjusted EBITDA excludes FAS 123 stock option expense (2006: $1M; 2007: $3M; 2008: $5M) and public company costs (2006: $3M; 2007: $3M; 2008: $3M) and includes addbacks of $3M in 2006 in expenses classified by Management as non-recurring.

CREDIT SUISSE

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CONFIDENTIAL

Proposed Financing Sources & Uses

DRAFT

- The sources and uses table below is based on CS's understanding of the Management Group's proposed financing arrangement

($ in millions)

Sources		Cum. Mult. Adj. EBITDA Consolidated	Cum. Mult. Adj. EBITDA FranchiseCo	Percent of Total	Uses		Percent of Total
Revolver (@ L + 275bps)	$5	0.16x	0.09x	0.9%	Purchase Price @ $8.00 per share	$357	62.6%
Term Loan (@ L + 275bps)	170	5.48x	3.31x	29.8%	Refinance Existing Debt	185	32.4%
2nd Lien Loan (@ L + 550bps)	105	8.77x	5.30x	18.4%	Incremental Cash (to EquityCo)	10	1.8%
Proceeds from Asset Sales	45	10.18x	6.16x	7.9%	Estimated Transaction Expenses	18	3.2%
Existing Cash	5	10.32x	6.24x	0.8%			
Management Equity	20	10.95x	6.62x	3.5%			
Sponsor Equity	221	17.85x	10.80x	38.7%			
Total Sources	**$570**	**17.85x**	**10.80x**	**100.0%**	**Total Uses**	**$570**	**100%**

Note: Leverage multiples based on 12/31/06P LTM financeable EBITDA of $32 which excludes FAS 123 stock option expense, public company costs and other adjustments. FranchiseCo multiples based on $53.
Existing debt based on assumed 12/31/06 debt balance rolled-forward to 3/31/07.

Debt

- $290 million of financing from JPMorgan, including a $15 million revolver ($5 million funded at close), $170 million first-lien term facility, $105 million second-lien term facility
- Debt commitment letters have been provided

Equity

- Up to $300 million of equity committed by the Management Group
  - Up to $140 million from Sterling Capital
    - Up to $22.5 million usable to fund asset sales
    - Up to $5 million contributed to capitalize Corporate Center Co.
  - Up to $140 million from Citicorp Private Equity
    - Up to $22.5 million usable to fund asset sales
    - Up to $5 million contributed to capitalize Corporate Center Co.
  - Up to $20 million from Management
- Equity commitment letters have been provided

($ in millions)

CS's Understanding of Potential EBITDA "Cushion"

Source	Cushion
Additional 0.2x Leverage	$1.9
Additional $12m Equity Commitment	2.2
$5m HOP Working Capital Squeeze	0.9
Total Additional Cushion	**$5.0**
Existing $3.9m Excess Equity Commitment	0.7
Total Cushion	**$5.7**
Expected FranchiseCo LTM EBITDA	$53
Acceptable FranchiseCo LTM EBITDA (w/ Cushion)	47
% Change	*(10.8%)*

Source: Management estimates and Management Group financial advisor.

CREDIT SUISSE

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11 CONFIDENTIAL DRAFT Progressus Proposed Company Financing Structure FranchiseCo Online HOP / Products Corporate Center Co Investor Group (Sterling, Citicorp PE, Management) $50m FMV Note Edge Inc. / Sylvan Learning Chris Hoehn-Saric Chairman EquityCo Chris Hoehn-Saric Chairman Ultimate Obligor Note: Diagram is a simplified representation of the Management Group’s proposed reorganization of Edge. Key Points - EquityCo funded initially with $20 million of cash - $10 million provided by Edge ($5 million revolver draw; $5 million existing cash) - $10 million provided by equity sponsors

12 3. Valuation Analysis CONFIDENTIAL

CONFIDENTIAL

Overview of Financial Projections

DRAFT

September Projections

($ in millions)

	2005A	2006E	2007E	2008E	2009E	2010E	'05A - '10E CAGR
Total Revenue	$330	$371	$420	$471	$515	$561	11.2%
% Growth	*21.0%*	*12.3%*	*13.1%*	*12.2%*	*9.3%*	*9.0%*	
Total EBIT	$46	$33	$42	$56	$63	$69	8.5%
% Margin	*13.8%*	*8.8%*	*10.1%*	*11.9%*	*12.2%*	*12.3%*	
Total EBITDA	**$55**	**$41**	**$52**	**$68**	**$76**	**$81**	8.2%
% Margin	***16.6%***	***11.1%***	***12.4%***	***14.4%***	***14.7%***	***14.5%***	
Total Capex	$77	$23	$22	$24	$25	$25	(20.2%)
% of Sales	*23.3%*	*6.3%*	*5.2%*	*5.1%*	*4.8%*	*4.5%*	

Note: Projections provided to CS by the Company on September 26, 2006.

November Projections

($ in millions)

	2005A	2006E	2007E	2008E	2009E	2010E	'05A - '10E CAGR
Total Revenue	$330	$365	$400	$416	$439	$471	7.3%
% Growth	*21.0%*	*10.3%*	*9.7%*	*4.0%*	*5.6%*	*7.2%*	
Total EBIT	$46	$18	$37	$50	$57	$61	6.0%
% Margin	*13.8%*	*4.9%*	*9.2%*	*11.9%*	*12.9%*	*13.0%*	
Total EBITDA	**$55**	**$29**	**$48**	**$60**	**$68**	**$74**	6.1%
% Margin	***16.6%***	***7.9%***	***12.0%***	***14.6%***	***15.6%***	***15.6%***	
Total Capex	$73	$24	$10	$9	$9	$12	(30.3%)
% of Sales	*22.2%*	*6.7%*	*2.6%*	*2.1%*	*2.1%*	*2.6%*	

Note: Projections provided to CS by the Company on November 29, 2006.

Projection Revisions:

- Poor sell-thru statistics related to Educate Products (HOP) segment
- Poor mix of Educate Products (HOP) segment sales: lower margin
- Slower than expected turnaround in Length of Stay at all centers
- Continued underperformance of Corporate-owned centers

13

14 CONFIDENTIAL DRAFT Overview of Financial Projections January Updated Financials - 2006P represents the Company’s current estimates of 12/31/06 actual results - 2007E January budget update resulting from internal planning process - Expect additional delays for HOP revenue and EBIT ramp-up - Expect continued softness in corporate-owned learning center business as a result of flat Length of Stay - 2008E and beyond remain unchanged ($ in millions) 2006P 2007E November January $Δ %Δ November January $Δ %Δ Total Revenue $365 $359 ($6) (1.6%) $400 $409 $9 2.3% % Growth 10.3% 8.6% 9.7% 14.0% Total EBIT $18 $11 ($7) (40.4%) $37 $35 ($1) (3.8%) % Margin 4.9% 3.0% 9.2% 8.6% Total EBITDA $29 $25 ($4) (12.7%) $48 $50 $2 3.9% % Margin 7.9% 7.0% 12.0% 12.2% Total Capex $24 $26 $2 6.3% $10 $10 $0 0.0% % of Sales 6.7% 7.2% 2.6% 2.6% Note: Projections provided to CS by the Company between January 15 and January 25, 2007.

15 CONFIDENTIAL DRAFT $56 $54 $40 $31 $11 $45 $47 $40 Budget Actual 2003 2004 2005 2006P Historical Performance vs. Budget While the Company outperformed operating profit budget in 2003 and 2004, it has fallen significantly short in 2005 and 2006. Sales Operating Profit $423 $350 $284 $233 $359 $330 $273 $236 Budget Actual 2003 2004 2005 2006P Note: Budget reflects Edge’s Board plan submitted to Board each year in Q1 (January – March). ($ in millions) ($ in millions) Percent Difference (Actual / Budget) Percent Difference (Actual / Budget) 1.0% (3.9%) (5.7%) 32.1% 17.2% (16.6%) (15.1%) (81.2%)

CONFIDENTIAL

Management Case Financial Summary

DRAFT

($ in millions)

FYE December 31,	2004A	2005A	2006P	Management Projections 2007E	2008E	2009E	2010E	'04A - '06P CAGR	'06P - '10E CAGR
Revenue									
Franchise Services	$159	$161	$168	$180	$184	$192	$201	2.9%	4.6%
% Growth	–	*1.7%*	*4.1%*	*7.3%*	*2.1%*	*4.5%*	*4.5%*		
Corporate Learning Centers	$112	$143	$154	$166	$150	$152	$161	17.4%	1.1%
% Growth	–	*27.3%*	*8.2%*	*7.4%*	*(9.3%)*	*1.1%*	*6.1%*		
Hooked-on-Phonics	$0	$23	$22	$41	$57	$67	$77	NA	36.3%
% Growth	–	–	*(1.5%)*	*81.0%*	*41.1%*	*17.7%*	*14.7%*		
Online	$3	$4	$14	$23	$24	$28	$32	138.7%	22.3%
% Growth	–	*55.0%*	*267.5%*	*57.7%*	*8.2%*	*14.4%*	*14.5%*		
Total Revenue	**$273**	**$330**	**$359**	**$409**	**$416**	**$439**	**$471**	14.6%	7.0%
% Growth	–	*21.0%*	*8.6%*	*14.0%*	*1.7%*	*5.6%*	*7.2%*		
Operating Income									
Franchise Services	$59	$57	$54	$55	$58	$60	$63	(4.0%)	3.7%
% Margin	*36.9%*	*35.2%*	*32.2%*	*30.7%*	*31.3%*	*31.2%*	*31.2%*		
Corporate Learning Centers	$8	$4	($11)	($1)	$2	$3	$4	NA	NA
% Margin	*6.9%*	*2.5%*	*(7.3%)*	*(0.7%)*	*1.1%*	*2.1%*	*2.5%*		
Hooked-on-Phonics	$0	$6	($10)	$4	$12	$16	$19	NA	NA
% Margin	–	*25.1%*	*(42.9%)*	*9.8%*	*21.5%*	*23.2%*	*24.6%*		
Online	($5)	($4)	($3)	($0)	$3	$3	$4	NA	NA
% Margin	*(179.9%)*	*(97.4%)*	*(20.3%)*	*(1.6%)*	*11.5%*	*11.6%*	*11.6%*		
Unallocated G&A	($15)	($17)	($20)	($23)	($25)	($25)	($28)		
Total Operating Income	**$47**	**$46**	**$11**	**$35**	**$50**	**$57**	**$61**	(52.5%)	55.0%
% Margin	*17.2%*	*13.8%*	*3.0%*	*8.6%*	*11.9%*	*12.9%*	*13.0%*		
EBITDA	**$53**	**$55**	**$25**	**$50**	**$60**	**$68**	**$74**	(31.3%)	30.8%
% Margin	*19.5%*	*16.6%*	*7.0%*	*12.2%*	*14.6%*	*15.6%*	*15.6%*		
EPS	$0.60	$0.52	($0.06)	$0.30	$0.48	$0.60	$0.68		
% Growth	–	*(13.2%)*	*(112.4%)*	*NA*	*61.2%*	*25.2%*	*13.3%*		
Capex		$73	$26	$10	$9	$9	$12	NA	(17.3%)
% of Sales		*22.2%*	*7.2%*	*2.6%*	*2.1%*	*2.1%*	*2.6%*		

Source: Management projections.

Note: Franchise Services includes Sylvan franchise operations, an imputed royalty from corporate owned centers, Schulerhilfe, Ivy West and traditional Catapult. Corporate Learning Centers includes Sylvan corporate owned centers, less an imputed royalty, and Progressus. 2006P results provided on 1/16/07.

CREDIT SUISSE

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17 CONFIDENTIAL DRAFT DCF $9.65 $8.25 $6.60 $6.45 $5.25 $4.20 DCF Analysis Selected Companies Analysis Selected Transactions Analysis Summary Financial Analysis Management Group Proposal $8.00 Pre-Announcement Price (09/22/06) $7.06 Implied Per Share Values

18 CONFIDENTIAL DRAFT Implied Share Price Implied Enterprise Value Preliminary DCF Analysis – Management Case Note: Includes discounted value of NOLs ($8M at 14% WACC) and discounted value of intangible asset amortization tax shield primarily from formation of Company in 2002 ($41M at 14% WACC). Discount 1-Year Forward Terminal Multiple EBITDA Rate 7.5x 8.0x 8.5x 9.0x 9.5x 13.0% $7.50 $8.03 $8.57 $9.10 $9.63 14.0% 7.14 7.65 8.16 8.68 9.19 15.0% 6.79 7.28 7.78 8.27 8.77 16.0% 6.45 6.93 7.41 7.89 8.37 Discount 1-Year Forward Terminal Multiple EBITDA Rate 7.5x 8.0x 8.5x 9.0x 9.5x 13.0% $510 $534 $558 $582 $606 14.0% 493 516 540 563 586 15.0% 477 500 522 545 567 16.0% 462 484 505 527 549 ($ in millions) Projected CAGR FYE December 31, 2006P 2007E 2008E 2009E 2010E 2011E '06P -'11E Revenues $359 $409 $416 $439 $471 $504 7.0% % Growth 8.6% 14.0% 1.7% 5.6% 7.2% 7.0% EBITDA $26 $50 $60 $68 $74 $79 25.1% % Margin 7.2% 12.2% 14.6% 15.6% 15.6% 15.6% EBIT $11 $35 $50 $57 $61 $65 42.4% % Margin 3.1% 8.6% 11.9% 12.9% 13.0% 13.0% Capital Expenditures $26 $10 $9 $9 $12 $13 -13.0% % of Sales 7.2% 2.6% 2.1% 2.1% 2.6% 2.6% EBITDA $26 $50 $60 $68 $74 $79 25.1% (–) Taxes (4) (14) (19) (22) (24) (26) (–) Capex (26) (10) (9) (9) (12) (13) (+) Non-Cash FAS 123 Expense 1 3 5 5 5 5 r in Working Capital (2) (6) (2) (4) (5) (5) Unlevered Free Cash Flow ($6) $23 $35 $39 $37 $40 NA Source: Management projections. Note: EBITDA includes non-cash FAS 123 expense and public company costs. Does not include 2006 one-time addbacks. Cashflows discounted to 12/31/06.

19 CONFIDENTIAL DRAFT 0x 5x 10x 15x 20x 25x 30x 11/2/2004 1/26/2005 4/21/2005 7/15/2005 10/10/2005 1/3/2006 3/29/2006 6/22/2006 9/22/2006 0x 5x 10x 15x 11/2/2004 1/26/2005 4/21/2005 7/15/2005 10/10/2005 1/3/2006 3/29/2006 6/22/2006 9/22/2006 Historical Trading Multiples Analysis Price / Next Twelve Months EPS Multiple Enterprise Value / Next Twelve Months EBITDA Multiple Source: FactSet Research Systems; IBES consensus estimates. Prior to the public announcement of the Initial Proposal, Edge was trading at a discount to its historical average on both a P/E and EV/EBITDA basis. Average Since IPO: 9.7x Median: 10.0x Average Last Year: 8.4x Median: 8.3x Average Last 6 Months: 7.9x Median: 8.2x High: 12.9x Pre-offer (9/22/06): 8.5x Low: 6.3x Average Since IPO: 19.0x Median: 19.7x Average Last Year: 15.5x Median: 15.1x Average Last 6 Months: 14.0x Median: 14.5x High: 26.1x Pre-offer (9/22/06): 16.1x Low: 10.1x

20 CONFIDENTIAL DRAFT Preliminary Selected Companies Analysis ($ in millions, except per share values) Share 2007E I/B/E/S LT Price as of Equity Enterprise EV / EBITDA P/E Revenue EBITDA Growth 2007E Debt / LTM Company 1/18/07 Value Value LTM 2006E 2007E 2008E 2006E 2007E 2008E Growth Margin Rate(1) PEG EBITDA Edge (Current)(2) $7.65 $337 $493 18.5x 17.5x 12.8x 10.7x NM 29.1x 22.2x 10.5% 9.8% 15.0% 1.9x 6.1x Edge (9/22/06 Pre-Offer)(2)(3) $7.06 $311 $472 12.7x 10.3x 8.3x NA 19.6x 13.7x NA 14.2% 13.3% 14.2% 1.0x 4.7x Center-Based Service Providers ABC Learning(4) $6.27 $2,466 $3,137 NA NA 11.4x 8.6x NA 18.3x 14.9x 38.0% 21.0% 10.0% 1.8x 4.2x Bright Horizons 37.24 1,005 1,022 11.7x 11.3x 9.6x 8.3x 24.6x 20.7x 17.4x 12.3% 13.6% 20.3% 1.0x 0.3x Weight Watchers 53.69 5,283 6,042 15.7x 15.4x 13.7x 13.1x 26.1x 21.7x 18.9x 11.3% 32.4% 12.8% 1.7x 2.1x Mean 13.7x 13.4x 11.6x 10.0x 25.3x 20.2x 17.1x 20.5% 22.3% 14.4% 1.5x 2.2x Median 13.7x 13.4x 11.4x 8.6x 25.3x 20.7x 17.4x 12.3% 21.0% 12.8% 1.7x 2.1x Educational Content Providers LeapFrog Enterprises $9.76 $618 $483 NM NM NM 21.9x NM NM NM 1.5% (2.6%) 16.5% NM 0.0x Plato 5.34 127 94 NM 23.0x 13.4x 8.3x NM NM NM (5.7%) 8.3% 21.7% NM 0.0x Princeton Review 5.32 147 159 NM 25.5x 23.2x NA NM 53.2x NA 10.2% 4.4% NA NM 4.9x Renaissance Learning 16.15 472 451 16.9x 17.4x 16.4x 13.8x 35.9x 24.8x 17.0x 6.4% 23.4% NA NM 0.0x Mean 16.9x 22.0x 17.6x 14.7x 35.9x 39.0x 17.0x 3.1% 8.4% 19.1% NM 1.2x Median 16.9x 23.0x 16.4x 13.8x 35.9x 39.0x 17.0x 4.0% 6.3% 19.1% NM 0.0x Publishers McGraw Hill $69.44 $25,662 $25,588 14.0x 14.3x 13.1x 12.4x 27.8x 24.3x 21.5x 7.7% 29.0% 12.2% 2.0x 0.1x Pearson 16.49 13,265 16,856 13.4x 12.7x 11.9x 11.0x 21.9x 20.0x 17.8x 0.6% 16.3% 12.7% 1.6x 3.6x Reed Elsevier 12.00 28,573 34,777 13.5x 13.3x 12.4x 11.5x 17.8x 16.2x 14.8x 3.7% 25.2% 10.1% 1.6x 2.7x Scholastic 35.48 1,540 2,064 9.0x 9.9x 8.9x 8.3x 20.7x 16.3x 15.3x 3.5% 10.1% 11.0% 1.5x 2.4x School Specialty 38.03 801 1,255 11.7x 10.8x 9.2x NA 24.6x 18.1x NA 4.7% 12.3% 15.0% 1.2x 4.3x Mean 12.3x 12.2x 11.1x 10.8x 22.6x 19.0x 17.3x 4.0% 18.6% 12.2% 1.6x 2.6x Median 13.4x 12.7x 11.9x 11.2x 21.9x 18.1x 16.5x 3.7% 16.3% 12.2% 1.6x 2.7x Source: Investext equity research and company filings. Note: Edge is excluded from the calculation of mean and median multiples. (1) Based on I/B/E/S 5-year long-term growth rates. (2) Edge multiples based on I/B/E/S consensus estimates. (3) Edge (9/22/06 Pre-Offer) based on financial estimates and filings as of 9/22/06. (4) Pro forma for December acquisitions of La Petite Academy, Busy Bees Group and 55 childcare centers in New Zealand and Australia. ($ in millions, except per share data) Management Enterprise Per Share Edge Metric Projections Reference Range Reference Range Reference Range CY06P EBITDA $25 10.0x – 13.5x $251 – $339 $1.71 – $3.75 CY07E EBITDA $50 8.0x – 11.5x $400 – $575 $5.09 – $8.95 CY08E EBITDA $60 7.0x – 9.0x $423 – $544 $5.60 – $8.27 CY06P EPS ($0.06) 19.5x – 25.0x NM – NM NM – NM CY07E EPS $0.30 13.5x – 21.0x $352 – $454 $4.03 – $6.27 CY08E EPS $0.48 13.0x – 17.0x $453 – $541 $6.26 – $8.18 Implied Equity Value per Share Reference Range $5.25 – $8.25 Note: Management projections including FAS 123 stock option expense and public company costs. Assumes 12/31/06P cash and debt of $1 million and $178 million, respectively (Management Projections); 43 million shares outstanding, plus the dilution of options exercisable (treasury method). Does not include 2006 one-time addbacks.

CONFIDENTIAL

Preliminary Selected Acquisitions Analysis

DRAFT

($ in millions)

Announcement Date	Acquiror	Target	Adjusted Purchase Price	Adjusted Purchase Price as a Multiple of LTM: Sales	EBITDA	LTM EBITDA Margin
12/14/06	A.B.C. Learning Centers	La Petite Acadamy	$330	0.8x	9.8x	8.0%
06/31/06	Glencoe Capital	Child Development Schools	NA	NA	NA	NA
03/15/06	A.B.C. Learning Centers	Kids Campus Limited	123	3.1x	NA	NA
08/03/05	Kaplan Test Prep and Admissions	Kidum Group	NA	NA	NA	NA
11/15/05	A.B.C. Learning Center	Learning Care Group	164	0.7x	15.9x	4.7%
06/28/05	Bright Horizons	ChildrenFirst	50	1.6x	NA	NA
11/05/04	Knowledge Learning Corp.	Kindercare	973	1.1x	6.7x	16.8%
07/14/03	Shakespeare Acquisitions	Edison Schools	151	0.4x	5.6x	6.4%
03/10/03	Apollo Management	Sylvan Learning Systems (K-12 Assets)[1]	266	1.2x	7.2x	17.2%
03/04/03	Knowledge Learning Corp.	Educational Resources (unit of Aramark Corp.)	265	0.6x	4.9x	12.0%
06/28/02	Child Time Learning Centers	Tutor Time Learning Centers	22	0.3x	NA	NA
06/04/01	Edison Schools, Inc.	LearnNow, Inc.[2]	36	1.1x	NA	NA
03/30/98	Knowledge Universe	Children's Discovery Centers of America	91	1.0x	8.7x	11.3%
03/17/98	Chase Capital Partners	La Petite Acadamy	192	0.6x	6.1x	10.1%
10/03/96	Kohlberg, Kravis, Roberts & Co.	Kindercare Learning Centers	536	1.0x	6.1x	16.0%
			High	**3.1x**	**15.9x**	**17.2%**
			Mean	**1.0x**	**7.9x**	**11.4%**
			Median	**1.0x**	**6.7x**	**11.3%**
			Low	**0.3x**	**4.9x**	**4.7%**
	Management Offer ($8.00/share)	**Educate, Inc.**	**$534**	**1.5x**	**20.0x**	**7.4%**

Source: Company press releases, Investext equity research and Securities Data Corporation.
(1) EBITDA of target excludes eSylvan and Connections Academy.
(2) Purchase price includes 1.4 million Edison Schools shares (0.3 million were structured as an earn-out) and $3.0 million of cash consideration that was previously loaned to LearnNow.

($ in millions, except per share data)

Edge Metric	Management Projections[1]	Reference Multiple Range			Reference Enterprise Range			Per Share Reference Range		
LTM Revenue (12/31/06P)	$359	1.0x	–	1.3x	$359	–	$467	$4.17	–	$6.52
LTM EBITDA (12/31/06P)	$26	7.0x	–	9.0x	$183	–	$235	$0.12	–	$1.33
Implied Equity Value per Share Reference Range								**$4.20**	**–**	**$6.60**

Note: Assumes 12/31/06P cash and debt of $1 million and $178 million, respectively (Management projections); 43 million shares outstanding, plus the dilution of options outstanding (treasury method).
(1) Management EBITDA projections excluding FAS 123 stock option expense and including public company costs. Does not include 2006 one-time addbacks.

CREDIT SUISSE

21

22 4. Review of Selected Alternatives CONFIDENTIAL

23 CONFIDENTIAL DRAFT DESCRIPTION ADVANTAGE CONSIDERATIONS - Focus on executing current plan - Upside potential possible if operations recover - Deliver value through more effective advertising strategy to increase inquiries and stabilizing / rationalizing learning center operations management; possible additional upside from successful execution of HOP strategy - Market might ask “What’s next?”, given operating issues - May require new CEO - Execution risk - Likely result in immediate stock price reduction - Potential exposure to near-term underperformance relative to Street expectations - Seasonality of business effects timing of visibility of turnaround - Increasing “big box” exposure – Increase debt for shareholder distribution (repurchase or dividend) - Immediate return of value to stockholders - Existing leverage levels - Potentially results in ratings downgrade / increased cost of capital - Significant repurchase would have a dilutive effect on EPS due to requirement to refinance current debt structure - Acquisition by financial sponsor - Realizes change of control value for stockholders - Limited sponsor interest in a transaction as evidenced by market test - Increased financial risk / reduces financial flexibility for Company going forward - Realizable value relative to potential value of stand-alone plan - Sale to or combination with a strategic party - Realizes change of control value for stockholders - Potential synergies may facilitate attractive valuation - Limited universe of strategic buyers with both an appetite and financial capability - Previous market check in 2005 did not yield broad interest - Current market check resulted in limited interest Recapitalization / Repurchase Review of Selected Alternatives Implement Strategic Plan Leveraged Buyout Corporate Merger / Sale of Company

CONFIDENTIAL

Implement Strategic Plan

Illustrative Share Price Analysis

DRAFT

($ in millions, except per share data)

FYE 12/31,	2005A	2006P	2007E	2008E	'05A - '08E CAGR
Revenue	$330	$365	$415	$422	8.5%
% Growth	*21.0%*	*10.3%*	*14.0%*	*1.7%*	
EPS	**$0.52**	**($0.06)**	**$0.30**	**$0.48**	**(2.5%)**
% Growth	*(13.2%)*	*(112.4%)*	*NA*	*61.2%*	
Implied Value per Share					
Assumed Forward P/E Multiple		16.1x	16.1x	16.1x	
Implied Future Stock Price @ 12/31		$4.81	$7.75	$9.71	
PV Stock Price					
@ 17.4% Cost of Equity		$4.81	$6.60	$7.04	

Note: Discount rate based on beta of 1.38 from Barra; risk premium of 7.1%; size premium of 2.76% from Ibbotson 2006 yearbook. Discounted to 12/31/06.

Implied Present Value of 2008P Stock Price

Forward P/E		2009E EPS $0.54	$0.60	$0.66
Last 6 Months Avg.	14.0x	$5.51	$6.12	$6.74
Last 1 Year Avg.	15.5x	$6.10	$6.78	$7.46
Pre-Offer (9/22/06)	16.1x	$6.34	$7.04	$7.75
Since IPO Avg.	19.0x	$7.48	$8.31	$9.14

Note: Management projects 2009P EPS of $0.60. Represents +/- 10% sensitivity to 2009P EPS. Assumes cost of equity of 17.4%.

Cost of Equity Sensitivity

Cost of Equity	2009E EPS $0.54	$0.60	$0.66
15.0%	$6.61	$7.34	$8.07
16.0%	$6.49	$7.21	$7.94
17.4%	$6.34	$7.04	$7.75
18.0%	$6.27	$6.97	$7.67

Note: Assumes forward P/E of 16.1x.

These calculations are based upon management estimates of EPS growth rates and current public market trading multiples. These calculations do not purport to reflect the value of these securities or the prices at which securities actually may be sold. Calculations based upon estimates of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these calculations.

24

CONFIDENTIAL

Recapitalization / Repurchase

Analysis of Share Repurchase

DRAFT

- Current capital structure restricts ability to repurchase significant amount of shares without dilutive impact
  - Full amount of existing debt would need to be refinanced as any share repurchase or cash distribution to shareholders in excess of $2.5 million violates Restricted Payments covenant
  - Assumes current capital structure is refinanced with up to $125m First Lien Loan (@ L + 300bps) and up to $105m Second Lien Loan (@ L + 675bps) assuming B2/B rating to facilitate repurchase

($ in millions)

Sources		Cum. Mult. EBITDA	Percent of Total	Uses		Percent of Total
Revolver (@ L + 300bps)	–	0.0x	0.0%	Purchase Price @ $8.00 per share	$43	19.0%
First Lien Loan (@ L + 300bps)	$125	4.0x	54.7%	Refinance Existing Debt	178	78.1%
Second Lien Loan (@ L + 675bps)	103	7.2x	45.3%	Transaction Expenses	7	2.9%
Excess Cash	–	7.2x	0.0%			
Total Sources	**$228**	**7.2x**	**100.0%**	**Total Uses**	**$228**	**100.0%**

Note: Leverage multiples based on 12/31/06P LTM financeable EBITDA of $32 million (per management estimates), which includes public company costs and excludes FAS 123 option expense

($ in millions, except per share data)

		Repurchase Price per Share		
		$7.50	$8.00	$8.50
	% Premium	*6.2%*	*13.3%*	*20.4%*
Pro Forma LTM Credit Statistics	Status Quo[1]			
Debt / EBITDA	**5.6x**	**7.2x**	**7.2x**	**7.2x**
Transaction Overview				
Incremental Debt Issued		$50	$50	$50
Shares Repurchased (MM)		5.8	5.4	5.1
% of Share Outstanding		*13.4%*	*12.5%*	*11.8%*
Blended Financing Rate		9.9%	9.9%	9.9%
Implied Valuation	**Status Quo**			
CY07E EPS	$0.30	$0.22	$0.22	$0.22
% Accretion / (Dilution)		*(25.9%)*	*(26.5%)*	*(27.1%)*
CY07E P/E Multiple		16.1x	16.1x	16.1x
PF Implied Edge Stock Price		$3.57	$3.53	$3.51
Effective Value per Average Share				
Average Value Received in Repurchase		$1.00	$1.00	$1.00
Residual Value of Edge Equity		3.09	3.09	3.09
Total Value per Share		**$4.09**	**$4.09**	**$4.10**

Note: Analysis assumes management estimates provided to CS, Edge pre-offer stock price of $7.06 and 43 million basic shares outstanding.
(1) Assumes debt at 12/31/06 of $178 million and financeable EBITDA of $32 million which includes public company costs and excludes FAS 123 option expense.

25

CONFIDENTIAL

Leveraged Buyout

Financeable LTM EBITDA Bridges

D R A F T

The following adjustments have been proposed by the Management team to the financing consortium as the "Financeable" LTM 12/31/06P EBITDA

	Consolidated
EBITDA	$25
Non-Cash Stock Compensation	1
Public Company Costs	3
One-Time Adjustments:	
Acquisition PF Adjustment	$0.4
Multi-Variate Testing Analysis	0.8
1:1 / Homework Help Startup	1.2
HOP Distribution Centralization	0.6
PBS Contribution	0.3
PF Financeable EBITDA	**$32**

Source: Management estimates.

	FranchiseCo
Franchise Services EBITDA	$37
Catapult (Traditional) EBITDA	14
Schulerhilfe EBITDA	6
Ivy West EBITDA	1
Corporate G&A Allocation	(7)
FranchiseCo EBITDA	**$51**
Allocated Non-Cash Stock Compensation	0.5
Allocated Public Company Costs	1.3
One-Time Adjustments:	
Acquisition PF Adjustment	$0.0
Multi-Variate Testing Analysis	0.0
1:1 / Homework Help Startup	0.0
HOP Distribution Centralization	0.0
PBS Contribution	0.0
PF Financeable EBITDA	**$53**

Source: Management estimates and Management Group financial advisor.

- Adjustments reflect add-backs for items that are unusual or will no longer exist after a transaction
- CS has assumed the adjustments taken would be accepted by the market
- FranchiseCo EBITDA adjustments and allocations of certain corporate items based on conversations that CS has had with the Management Group's financial advisor

CREDIT SUISSE

26

CONFIDENTIAL

Leveraged Buyout

Preliminary LBO Analysis – *Mgmt Financing Structure*

DRAFT

Sources and Uses

($ in millions)

Sources		Cum. Mult. Adj. EBITDA Consolidated	Cum. Mult. Adj. EBITDA FranchiseCo	Percent of Total
Revolver (@ L + 275bps)	$5	0.16x	**0.09x**	0.9%
Term Loan (@ L + 275bps)	170	5.48x	**3.31x**	29.8%
2nd Lien Loan (@ L + 550bps)	105	8.77x	**5.30x**	18.4%
Proceeds from Asset Sales	45	10.18x	6.16x	7.9%
Existing Cash	5	10.32x	6.24x	0.8%
Management Equity	20	10.95x	6.62x	3.5%
Sponsor Equity	221	17.85x	10.80x	38.7%
Total Sources	**$570**	**17.85x**	**10.80x**	**100.0%**

Uses		Percent of Total
Purchase Price @ $8.00 per share	$357	62.6%
Refinance Existing Debt	185	32.4%
Incremental Cash (to EquityCo)	10	1.8%
Estimated Transaction Expenses	18	3.2%
Total Uses	**$570**	**100%**

Note: Leverage multiples based on 12/31/06P LTM financeable EBITDA of $32 which excludes FAS 123 stock option expense, public company costs and other adjustments. FranchiseCo multiples based on $53.
Existing debt based on assumed 12/31/06 debt balance rolled-forward to 3/31/07.

Financial Summary

($ in millions)

	LTM 12/31/06P	Projected Fiscal Year Ending December 31, 2007	2008	2009	2010	2011
Revenue	$359	$409	$416	$439	$471	$505
% Growth	–	*14.0%*	*1.7%*	*5.6%*	*7.2%*	*7.2%*
EBITDA	$25	$50	$60	$68	$74	$78
% Margin	*7.0%*	*12.2%*	*14.6%*	*15.6%*	*15.6%*	*15.5%*
(+) FAS 123 Stock Option Expense	*$1*	*$3*	*$5*	*$5*	*$5*	*$5*
(+) Public Company Costs	*3*	*3*	*3*	*3*	*3*	*3*
Adjusted EBITDA	$29	$56	$68	$76	$81	$86
% Margin	*8.0%*	*13.7%*	*16.5%*	*17.4%*	*17.3%*	*17.0%*
(–) Cash Interest Expense		*$25*	*$24*	*$22*	*$19*	*$16*
(+) Interest Income		*0*	*0*	*0*	*0*	*0*
(–) Cash Taxes		*3*	*3*	*3*	*6*	*21*
(–) Capex		*10*	*9*	*9*	*12*	*13*
(–) Increase in W.C.		*6*	*2*	*4*	*5*	*5*
Free Cash Flow Available for Debt Paydown		*$11*	*$30*	*$39*	*$40*	*$31*
Balance Sheet Summary						
Cash	$11	$11	$11	$11	$11	$11
Total Debt	280	269	239	200	160	129
Cumulative Debt Paid Down	*0.0%*	*4.0%*	*14.8%*	*28.6%*	*42.7%*	*53.9%*

Source: Management estimates

CREDIT SUISSE

27

28 CONFIDENTIAL DRAFT Purchase Price vs. Exit Multiple @ 5.30x Leverage Leveraged Buyout Illustrative LBO Return Sensitivity Analysis – Mgmt Financing Structure Purchase Price vs. Leverage Premium to Pre-Bid (0.8%) 6.2% 13.3% 20.4% 27.5% Implied Offer Price $7.00 $7.50 $8.00 $8.50 $9.00 Entry '07E EBITDA Multiple 8.8x 9.2x 9.6x 10.0x 10.4x 7.5x 16.8% 14.2% 11.8% 9.6% 7.7% 8.0x 19.3% 16.6% 14.1% 11.9% 9.9% 8.5x 21.6% 18.8% 16.3% 14.1% 12.1% 9.0x 23.8% 21.0% 18.4% 16.2% 14.1% Entry Multiple = Exit Multiple 22.8% 21.7% 20.8% 20.0% 19.3% Note: Assumes 4-year return and total leverage at close of 5.30x LTM 12/31/06P EBITDA of $53M. Returns include 10% Management promote. Exit Multiple of Forward EBITDA Premium to Pre-Bid (0.8%) 6.2% 13.3% 20.4% 27.5% Implied Offer Price $7.00 $7.50 $8.00 $8.50 $9.00 Entry '07E EBITDA Multiple 8.8x 9.2x 9.6x 10.0x 10.4x 4.75x 20.0% 17.5% 15.3% 13.3% 11.4% 5.00x 20.7% 18.1% 15.8% 13.6% 11.7% 5.30x 21.6% 18.8% 16.3% 14.1% 12.1% 5.50x 22.2% 19.3% 16.8% 14.4% 12.3% 5.75x 23.1% 20.0% 17.3% 14.8% 12.6% Note: Assumes 4-year return and exit multiple of 8.5x FY11E EBITDA. Total leverage multiples based on FranchiseCo. Returns include 10% Management promote. Total Leverage

29 Appendix CONFIDENTIAL

30 CONFIDENTIAL DRAFT Break-Up Fee Analysis ($ in millions) Break-Up Fee as % of Equity Value Enterprise Value High 8.9% 6.1% Transactions w/ Break-Up Fees Mean 3.3% 3.2% Transaction Value: $250m - $750m Median 3.3% 3.3% Low 0.3% 0.4% % of Deals w/ Break-Up Fees Above 4.0% 16.6% 20.0% 5.0% 4.0% 5.1% Implied Break-Up Fee as % of Potential Aggregate Termination Fees(1) Equity Value Enterprise Value $14 3.9% 2.6% 15 4.2% 2.8% 16 4.5% 3.0% 17 4.8% 3.2% 18 5.0% 3.4% Source: SDC. Note: Reflects 175 transactions announced from 12/31/02 - 12/31/06. Implied Break-Up Fee assumes fully diluted equity value of $357m at $8.00 per share and fully diluted enterprise value of $536m assuming 3/31/07 debt of $185m and cash of $6m. (1) Assumed to include documentable expenses.

31 CONFIDENTIAL DRAFT Premiums Paid Analysis 1999 – 2006 2004 – 2006 Premium to Pre-Announcement Share Price Premium to Pre-Announcement Share Price 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month Edge Base Price $7.06 $6.75 $6.70 $7.06 $6.75 $6.70 Management Group Bid of $8.00 13.3% 18.5% 19.5% 13.3% 18.5% 19.5% High 603.7% 603.7% 634.3% 83.4% 80.6% 140.9% U.S. Cash Transactions $100m - $1,000m Mean 30.1% 34.4% 40.3% 21.1% 22.6% 26.1% Median 23.5% 27.7% 31.3% 18.9% 21.0% 24.4% Low (22.1%) (27.5%) (36.0%) (17.7%) (20.3%) (17.6%) High 140.0% 135.2% 161.7% 53.9% 57.3% 60.1% Public Minority Squeezeouts $100m - $1,000m Mean 28.8% 29.5% 35.7% 13.4% 13.8% 18.2% Median 22.6% 23.5% 28.2% 11.0% 12.2% 23.5% Low (50.6%) (49.3%) (46.8%) (50.6%) (49.3%) (46.8%) Source: SDC. Note: Reflects transactions announced from 01/01/99 - 12/31/06.

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